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As filed with the Securities and Exchange Commission on October 22, 2009

Registration No. 333-162318

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LANNETT COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-0787699 (I.R.S. Employer Identification Number)

9000 State Road
Philadelphia, PA 19136
(215) 333-9000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Arthur P. Bedrosian
Chief Executive Officer
Lannett Company, Inc.
9000 State Road
Philadelphia, PA 19136
(215) 333-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley S. Rodos, Esq.
Fox Rothschild LLP
2000 Market Street, 10th Floor
Philadelphia, PA 19103
(215) 299-2180

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)

Common Stock, par value $0.001 per share

Primary Offering

Debt Securities

Warrants

Secondary Offering

Common Stock, par value $0.001 per share(4)

Total	$150,000,000	$8,370.00

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock of the Registrant, such indeterminate principal amount of debt securities of the Registrant, and such indeterminate number of warrants to purchase common stock or debt securities of the Registrant as will have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate numbers of shares of common stock or principal amounts of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants to purchase common stock or debt securities or pursuant to the anti-dilution provisions of any such securities.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
The registration fee was satisfied at the time of filing of the original registration statement amended hereby.

(4)
The number of shares of common stock being registered by the selling stockholders is undetermined. The Registrant will not receive any proceeds from the sale of its common stock by the selling stockholders.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2009

PROSPECTUS

$150,000,000
Common Stock
Debt Securities
Warrants

        From time to time, we and the selling stockholders to be named in a prospectus supplement may sell common stock, debt securities or warrants to purchase common stock or debt securities, or any combination of these securities, in one or more offerings in amounts, at prices and on the terms that we and they will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000. We will not receive any proceeds from the sale of any securities by the selling stockholders.

        Each time we or the selling stockholders offer securities, we or they will provide you with specific terms of the securities offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully before you invest in any securities.

        Our common stock is listed and traded on the NYSE-AMEX under the symbol "LCI." On October 20, 2009, the last reported sales price for our common stock was $7.56 per share.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in this prospectus or a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will be set forth in a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER "RISK FACTORS" ON PAGE 5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009

        You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or such prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities.

ABOUT THIS PROSPECTUS

        Unless the context requires otherwise, in this prospectus, the terms "Lannett," the "Company," "we," "us," "our" and similar references refer to Lannett Company, Inc. and its subsidiaries; the term "securities" refers collectively to our common stock, debt securities or warrants to purchase common stock or debt securities, or any combination of the foregoing securities; and the term "selling stockholders" refers to certain of our stockholders who may sell their securities under this prospectus and who will be named in a prospectus supplement.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we and the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. We will not receive any proceeds from the sale of securities by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell any securities under this prospectus, we or the selling stockholders will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. You should carefully read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein or therein by reference, together with the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" before buying securities offered hereby.

SUMMARY

        This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors referred to in "Risk Factors" and elsewhere in this prospectus.

        The following summary does not contain all the information that may be important to you. You should read this entire prospectus, including the financial statements and other information incorporated by reference in this prospectus, before making an investment decision.

 LANNETT COMPANY, INC.

        We were incorporated in 1942 under the laws of the Commonwealth of Pennsylvania, and reincorporated in 1991 as a Delaware corporation. We develop, manufacture, market and distribute generic versions of pharmaceutical products.

        We are focused on increasing our market share in the generic pharmaceutical industry while concentrating additional resources on the development of new products, including narcotics and controlled drugs. We have targeted three strategies for expanding our product offerings: (1) deploying our experienced research and development staff to develop products in-house and maintain a strong research and development pipeline, (2) capitalizing on existing supply and development agreements and entering into additional strategic partnerships with third-party product developers and formulators and (3) purchasing Abbreviated New Drug Applications (each, an "ANDA") from other generic manufacturers that no longer seek to manufacture a specific product.

        During the past two fiscal years, we have received 12 approved ANDAs from the U.S. Food and Drug Administration. We expect to receive several more during the next fiscal year. These regulatory approvals will enable us to manufacture and supply a broader portfolio of generic pharmaceutical products.

        We have an exclusive distribution agreement with Jerome Stevens Pharmaceuticals, Inc. covering four product lines. Two of these product lines, Levothyroxine Sodium and Digoxin, collectively accounted for approximately 62% of our net sales in the fiscal year ended June 30, 2009 and both products have experienced significant growth in sales over the past few years. In addition, we have existing supply and development agreements with certain international companies, including Wintac of India, Orion Pharma of Finland, Azad Pharma AG and Swiss Caps of Switzerland and Pharma 2B (formerly Pharmaseed) of Israel, as well as certain domestic companies, including Banner Pharmacaps, Cerovene and Inverness. We are currently in negotiations on similar agreements with other international companies, through which we will market and distribute future products manufactured in-house or by third parties.

        We sell our pharmaceutical products to generic pharmaceutical distributors, drug wholesalers, chain drug retailers, private label distributors, mail-order pharmacies, other pharmaceutical manufacturers, managed care organizations, hospital buying groups and health maintenance organizations. We promote our products through direct sales, trade shows, trade publications and bids. We also license the marketing of our products to other manufacturers and/or marketers in private label agreements. We have cultivated strong and dependable customer relationships by maintaining adequate inventory levels, employing a responsive order filling system and prioritizing timely fulfillment of those orders.

        We view our April 2007 acquisition of Cody Laboratories, Inc. as an important step in becoming vertically integrated as a manufacturer, supplier and distributor of narcotics and controlled substances. In July 2008, the U.S. Drug Enforcement Administration granted Cody Laboratories, Inc. a license to directly import raw poppy straw for conversion into active pharmaceutical ingredient ("API") and/or various pharmaceutical products. Only six other companies in the United States have been granted this license to date. We believe that the aging domestic population may result in a higher demand for pain management pharmaceutical products and that we will be well-positioned to take advantage of this increased demand.

        Our executive offices are located at 9000 State Road, Philadelphia, Pennsylvania 19136. Our telephone number is (215) 333-9000.

RISK FACTORS

        Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed in the section entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. If any of the risks or uncertainties described in those risk factors actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. To the extent that any particular offering of the securities described in this prospectus implicates additional risks, we will include a discussion of those risks in an applicable prospectus supplement.

 FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Any statements made in this prospectus that are not statements of historical fact or that refer to estimated or anticipated future events are forward-looking statements. We have based our forward-looking statements on our management's beliefs and assumptions based on information available to them at this time. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this prospectus. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements.

        We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We also may make additional disclosures in filings that we may make from time to time with the SEC.

 USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, including, without limitation, research and development expenses, general and administrative expenses, manufacturing expenses, potential acquisitions of companies, technologies and properties that complement our business (although we are not currently party to any binding agreements or commitments with respect to any such acquisitions) and working capital. Pending these uses described above, we expect to invest our net proceeds in investment-grade, interest-bearing instruments.

 DESCRIPTION OF SECURITIES TO BE OFFERED

        We and the selling stockholders may from time to time offer our common stock, debt securities and warrants to purchase common stock or debt securities up to an aggregate initial offering price of $150,000,000 under this prospectus. We will not receive any proceeds from the sale of securities by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer securities, we or the selling stockholders will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We and the selling stockholders may sell the securities directly or through underwriters, dealers or agents. We, the selling stockholders and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders do offer securities through underwriters or agents, we will include the following information in the applicable prospectus supplement:

  •
  the names of those underwriters or agents;

  •
  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

  •
  the net proceeds to us or to the selling stockholders.

COMMON STOCK

        We and the selling stockholders may issue shares of our common stock from time to time. The following description of the general terms and provisions of our common stock is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation and our bylaws. Our certificate of incorporation and our bylaws have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and you should read each for provisions that may be important to you.

General

        We have authority to issue 50,000,000 shares of common stock, $0.001 par value per share. As of September 30, 2009, we had 24,677,441 shares of common stock issued and outstanding. We do not have any preferred stock authorized or issued.

Voting Rights

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.

Dividends

        Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefore, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business.

Liquidation

        Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock.

Rights and Preferences

        Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Certificate of Incorporation and Bylaw Provisions

        See "Certain Provisions of Charter and Bylaws" for a description of provisions of our certificate of incorporation and bylaws that may have the effect of delaying changes in our control or management.

Stock Exchange Listing

        Our common stock is listed and traded on the NYSE-AMEX under the symbol "LCI."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Registrar and Transfer Company. The transfer agent and registrar's address is 10 Commerce Drive, Cranford, New Jersey 07016.

DEBT SECURITIES

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing such debt securities, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        Currently, we do not have any issued or outstanding debt securities. The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities. The prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described in this prospectus.

        The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued (the "indenture") is a summary only and, therefore, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, a supplemental indenture or an officers' certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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  the title of the series of debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

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  any limit on the aggregate principal amount of the series of debt securities;

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  the date or dates on which the principal on the series of debt securities is payable;

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  the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of, and premium and interest, if any, on, the series of debt securities will be payable;

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  if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed;

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  any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of a series of debt securities;

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  the dates on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of such series of debt securities and other detailed terms and provisions of such repurchase obligations;

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  the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities;

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  the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the series of debt securities will be made;

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  if payments of principal of, and premium or interest, if any, on, the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

  •
  the manner in which the amounts of payment of principal of, and premium or interest, if any, on, the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the series of debt securities;

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  any addition to or change in the Events of Default (as defined below) described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

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  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;

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  any other terms of the series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities;

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  any provisions relating to conversion of the series of debt securities; and

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  whether the series of debt securities will be senior or subordinated debt securities and a description of the subordination thereof.

        In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, an officers' certificate or supplemental indenture related to such series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest, if any, on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of a depository that will be named in a prospectus supplement as Depositary (the "Depositary"), or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest, if any, on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

        The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the Depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest, if any, on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the Depositary, upon receipt of any payment of principal of, and premium or interest, if any, on, a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers' certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person") unless:

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  we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

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  certain other conditions are met.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following events, unless in the board resolution, supplemental indenture or officers' certificate, it is provided that such series of debt securities shall not have the benefit of a particular Event of Default:

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  default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

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  default in the payment of principal of, or premium, if any, on, any debt security of such series when at maturity or which such principal otherwise becomes due and payable;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

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  certain events of bankruptcy, insolvency or reorganization applicable to us; and

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  any other Event of Default provided with respect to debt securities of such series that is described in the applicable board resolution, supplemental indenture or officers' certificate establishing such series of debt securities.

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of such series are discount securities, that portion of the principal amount as may be specified in the terms of such series) of and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We will describe in the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of such series; and

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  the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on, such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers' certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or lapse of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, or premium or interest, if any, on, any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of, or premium, if any, on or change the stated maturity date of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal of, and premium or interest, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of, or premium or interest, if any, on, any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, if any, on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default in the payment of principal of, or premium or interest, if any, on, any debt security of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of, such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of such series ("covenant defeasance").

The conditions include:

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  depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain Defined Terms

        "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

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  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

        "U.S. Government Obligations" means debt securities that are:

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  direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

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  obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

WARRANTS

        We may issue warrants for the purchase of common stock and/or debt securities in one or more series, from time to time. Currently, we do not have any warrants issued or outstanding.

        The following description sets forth the general terms of the warrants that we may offer and sell by this prospectus. We will set forth the particular terms of the warrants we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular warrants. The prospectus supplement for a particular series of warrants may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        We may issue equity warrants to purchase common stock, as well as debt warrants to purchase debt securities. The warrants may be issued independently or together with any securities and may be attached to or separate from such securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be set forth in an applicable prospectus supplement relating to warrants we are offering.

Equity Warrants

        The applicable prospectus supplement will describe the following terms of equity warrants offered:

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  the title of the equity warrants;

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  the price or prices at which the equity warrants will be issued;

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  the number of equity warrants issued with each share of common stock;

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  if applicable, the date on and after which the equity warrants and the related common stock will be separately transferable;

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  if applicable, a discussion of any material U.S. federal income tax considerations; and

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  any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, solely by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a holder of common stock.

Debt Warrants

        The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

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  the title of the debt warrants;

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  the aggregate number of the debt warrants;

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  the price or prices at which the debt warrants will be issued;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

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  the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

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  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of each debt warrant;

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  the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

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  the maximum or minimum number of debt warrants which may be exercised at any time;

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  a discussion of any material U.S. federal income tax considerations; and

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  any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

        Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of, or premium or interest, if any, on, such debt securities.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such number of shares of common stock or such principal amount of debt securities, as the case may be, at such exercise price as provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration provided in the applicable prospectus supplement. After the close of business on the expiration date, any unexercised warrants will be void.

        The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or debt securities, as the case may be, purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

CERTAIN PROVISIONS OF CHARTER AND BYLAWS

        Election and Removal of Directors.    Our bylaws require that directors may be removed without cause only with the approval of all of the stockholders entitled to vote in the election of directors. Any director may be removed for cause by a vote of 80% of the other directors. Any vacancy on our board of directors, including vacancies resulting from increasing the size of our board of directors, may be filled by a majority of the remaining directors in office. The foregoing provisions could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult by limiting the methods available for removing directors.

        Limitations on Liability.    In accordance with the Delaware General Corporation Law (the "DGCL"), our certificate of incorporation expressly provides that our directors are not liable to us or to our stockholders for monetary damages for breach(es) of fiduciary duty as a director except to the extent otherwise provided by applicable law. Under the DGCL, a director's liability may not be eliminated:

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  for any breach(es) of the director's duty of loyalty to us or to our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  for certain unlawful dividend payments or stock redemptions or repurchases; and

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  for any transaction from which the director derives an improper personal benefit.

        The effect of the provisions of our certificate of incorporation is generally to eliminate our right and the rights of our stockholders to recover monetary damages against a director for his breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent conduct). These provisions do not limit or eliminate our right or the right of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

        The foregoing limitation on liability and indemnification may impede a change of control event to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale by certain of our stockholders of shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Information about the selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in an applicable prospectus supplement, documents incorporated by reference or other documents we file with the SEC. No selling stockholder will sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to an available exemption from the registration requirements of the Securities Act.

 PLAN OF DISTRIBUTION

        We and the selling stockholders may sell the securities covered by this prospectus in any of three ways (or in any combination):

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  to or through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

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  through agents.

        Each time we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement that will set forth the terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  the purchase price of the securities and the proceeds we or the selling stockholders will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities;

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  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

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  the initial public offering price of the securities;

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  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters or dealers may offer and sell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by such underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Subject to certain conditions, the underwriters or dealers will be obligated to purchase all the securities of the series offered by the prospectus supplement. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or dealer.

        We and the selling stockholders may use underwriters with whom we or they have a material relationship. We and the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and the selling stockholders pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best efforts basis for the period of its appointment.

        We and the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we or the selling stockholders pay for solicitation of these contracts.

        We and the selling stockholders may provide agents, dealers and underwriters indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

        All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Fox Rothschild LLP, Philadelphia, Pennsylvania.

EXPERTS

        The consolidated financial statements as of June 30, 2009 and 2008 and for each of the three years in the period ended June 30, 2009, and the financial statement schedule included in our Annual Report on Form 10-K for the year ended June 30, 2009, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto (which report expressed an unqualified opinion and contains an explanatory paragraph relating to our adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Tax Positions, in 2008) and is incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, NE., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus

  •
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2009;

  •
  our Current Reports on Form 8-K filed on July 9, 2009, July 17, 2009, September 11, 2009 and October 15, 2009; and

  •
  our Registration Statement on Form 8-A12B filed on April 10, 2002, including any amendment or reports filed under the Exchange Act for the purpose of updating such Registration Statement.

        We also incorporate by reference any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and after the date of the initial registration statement and prior to effectiveness of the registration statement but prior to the termination of the offering (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K).

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to:

Lannett Company, Inc.
9000 State Road
Philadelphia, Pennsylvania 19136
(215) 333-9000
Attention: Chief Financial Officer

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. The selling stockholders will bear none of the following expenses. All of the amounts shown are estimates, except for the registration fee.

Securities and Exchange Commission registration fee	$8,370.00
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing and miscellaneous expenses	(1)
Blue Sky filing fees	(1)

Total	(1)

(1)
These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Our certificate of incorporation and our bylaws provide that we indemnify our directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), provided they act in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        Pursuant to Section 102 of the Delaware General Corporation Law, (the "DGCL"), a director's liability is not eliminated (1) for a breach of such director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (4) for any transaction from which such director derived an improper personal benefit.

        We believe that the indemnification provisions contained in our certificate of incorporation and our bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate a directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. The indemnification provisions also do not affect a director's responsibilities under any other law, such as federal securities laws or state or federal environmental laws.

        If we fail to pay in full a claim for indemnification within 30 days, then the person claiming an indemnification right may bring suit to enforce the indemnification claim. We must prove the person claiming indemnification has failed to meet the standards of conduct that make it permissible under the DGCL for us to indemnify such person.

        At present, there is no pending litigation or proceeding involving any of our executive officers or directors to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

        We have an insurance policy covering our executive officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.    Exhibits

1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of the Company(1)
3.2	Amended and Restated By-Laws of the Company(1)
4.1	Specimen Certificate for Common Stock(2)
4.2	Form of Indenture(3)
4.3	Form of Debt Security*
4.4	Form of Debt Warrant*
4.5	Form of Equity Warrant*
5.1	Opinion of Fox Rothschild LLP(3)
23.1	Consent of Grant Thornton LLP Independent Registered Public Accounting Firm
23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)(3)
24.1	Power of Attorney(3)

(1)
Incorporated by reference to the Proxy Statement filed by the Registrant on November 25, 1991 with respect to its annual meeting of stockholders held on December 6, 1991

(2)
Incorporated by reference to exhibit 4(a) to Form 8 filed by the Registrant on April 27, 1993

(3)
Previously filed with the Registration Statement on Form S-3 filed by the Registrant on October 2, 2009

*
To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum aggregate offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (8)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (9)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 22nd day of October, 2009.

Lannett Company, Inc.
By:	/s/ ARTHUR P. BEDROSIAN Arthur P. Bedrosian Chief Executive Officer and President
By:	/s/ KEITH R. RUCK Keith R. Ruck Vice President of Finance and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:	Signature:

October 22, 2009	* William Farber Chairman of the Board of Directors
October 22, 2009	* Ronald West Director, Vice Chairman of the Board
October 22, 2009	/s/ ARTHUR P. BEDROSIAN Arthur P. Bedrosian Director, President and Chief Executive Officer
October 22, 2009	* Jeffrey Farber Director
October 22, 2009	* Kenneth Sinclair Director

Date:	Signature:

October 22, 2009	* Albert Wertheimer Director
October 22, 2009	* Myron Winkelman Director
October 22, 2009	/s/ KEITH R. RUCK Keith R. Ruck Vice President of Finance and Chief Financial Officer

*By:	/s/ ARTHUR P. BEDROSIAN Arthur P. Bedrosian Attorney-in-Fact

 INDEX TO EXHIBITS

Item 16.    Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation(1)
3.2	Amended and Restated By-Laws of the Company(1)
4.1	Specimen Certificate for Common Stock(2)
4.2	Form of Indenture(3)
4.3	Form of Debt Security*
4.4	Form of Debt Warrant*
4.5	Form of Equity Warrant*
5.1	Opinion of Fox Rothschild LLP(3)
23.1	Consent of Grant Thornton LLP Independent Registered Public Accounting Firm
23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)(3)
24.1	Power of Attorney(3)

(1)
Incorporated by reference to the Proxy Statement filed by the Registrant on November 25, 1991 with respect to its annual meeting of stockholders held on December 6, 1991

(2)
Incorporated by reference to exhibit 4(a) to Form 8 filed by the Registrant on April 27, 1993

(3)
Previously filed with the Registration Statement on Form S-3 filed by the Registrant on October 2, 2009

*
To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.